Exhibit 99.1

LKQ Corporation Announces $500 Million Increase in Stock Repurchase Program; total authorized now $2.5 Billion through October 2024

Chicago, IL (May 12, 2022) -- LKQ Corporation (Nasdaq:LKQ) today announced that its Board of Directors has authorized a $500 million increase to its existing stock repurchase program. This raises the aggregate program authorization to $2.5 billion through October 25, 2024. Since initiating the stock repurchase plan in October 2018, the Company has repurchased 37.3 million shares through March 31, 2022 for total consideration of approximately $1.5 billion.

Varun Laroyia, Executive Vice President and Chief Financial Officer of LKQ Corporation, stated: “The strength of the balance sheet and our expectations for continued free cash flow generation have the Company well positioned to execute on the expanded stock repurchase program. The strong financial metrics and the expansion of this program further validate our commitment to a disciplined capital allocation strategy that balances returning capital to our stockholders and investing in the continued growth of the Company.”

Under the repurchase program, the Company is authorized to repurchase shares in the open market as well as in privately negotiated transactions. The timing and the amount of any repurchases of common stock will be determined by management based on its evaluation of market conditions and other factors. The repurchase program will be effected in compliance with SEC Rule 10b-18 and other applicable legal requirements. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or discontinued at any time. Stock purchased as part of this program will be held as treasury stock.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include, among others, major events affecting the bond markets, changes in interest rates, changes in our cash position or cash requirements for other purposes, general market conditions, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

Contact
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com
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